                                                                    Exhibit 99.1

                         FORM 4 JOINT FILER INFORMATION

Name:                                      Belvedere Capital Partners LLC
Address:                                   One Maritime Plaza, Suite 825
                                           San Francisco, CA  94111
Designated Filer:                          California Community Financial
                                           Institutions Fund Limited Partnership
Date of Event Requiring Statement:         09/13/2004
Issuer Name and Ticker or Trading Symbol:  Placer Sierra BancShares (PLSB)

Signature                                  Belvedere Capital Partners LLC
                                           By: J. Thomas Byrom, Manager

                                           By: /s/ J. Thomas Byrom
                                               ---------------------------------
                                               Authorized Signatory

Name:                                      J. Thomas Byrom
Address:                                   One Maritime Plaza, Suite 825
                                           San Francisco, CA  94111
Designated Filer:                          California Community Financial
                                           Institutions Fund Limited Partnership
Date of Event Requiring Statement:         09/13/2004
Issuer Name and Ticker or Trading Symbol:  Placer Sierra BancShares (PLSB)

Signature                                  J. Thomas Byrom

                                           By: /s/ J. Thomas Byrom
                                               ---------------------------------
                                               Authorized Signatory